Exhibit 99.1

ClearSign Combustion Corporation Closes Rights Offering

for Gross Proceeds of $ $9.6 Million

Full Year 2016 Results Call Scheduled for February 14

Seattle, Washington, January 25, 2017 – ClearSign Combustion Corporation (NASDAQ:CLIR), (“ClearSign” or the “Company”), an emerging provider of industrial combustion technologies that help to reduce emissions and improve efficiency, today announced the completion of its previously announced rights offering of units at a subscription price of $4.00 per unit, for gross proceeds to the Company of approximately $9.6 million.

“We want to thank our existing and new shareholders for their support in this offering,” said Steve Pirnat, Chairman and CEO of ClearSign. “We are excited to be focused on executing on our existing and expanding pipeline of new opportunities which includes new products and geographic markets. Please join us on our upcoming conference call to learn further details of our plans going forward.”

Pursuant to the rights offering, the Company sold an aggregate of 2,395,471 units consisting of a total of 2,395,471 shares of common stock and 2,395,471 warrants, with each warrant exercisable to purchase one share of common stock at an exercise price of $4.00 until January 25, 2019, the warrant expiration date. The Company has been advised that the warrants will begin trading on NASDAQ under the symbol “CLIRW” on Friday, January 27, 2017.

MDB Capital Group LLC acted as sole dealer manager for the rights offering and as placement agent for units not exercised by the Company’s shareholders.

The securities described above were offered by the Company pursuant to a shelf registration statement that was previously filed with and declared effective by the Securities and Exchange Commission (SEC). This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. A final prospectus supplement related to the offering was filed with the SEC and is available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained by sending a request to: MDB Capital Group LLC, 2425 Cedar Springs Road, Dallas, Texas 75201, (310) 526-5000.

Conference Call on February 14

ClearSign invites you to a conference call discussing the release of the Company's 2016 results coinciding with the filing of its 2016 Form 10-K. The conference call will be held on Tuesday, February 14, 2017 at 4:30 PM Eastern Time. To listen to the conference call, you should dial 1-866-372-4653 (international: +1-412-902-4217) five to ten minutes before the scheduled start time and request to be connected to the ClearSign Combustion Corporation conference call.  To listen by webcast use this link: https://www.webcaster4.com/Webcast/Page/987/19511 or visit ClearSign's Investor Relations page. If you wish to listen to a replay of the conference call, you may dial 1-877-344-7529 (international: +1-412-317-0088) and enter conference ID 10100558. The replay will be available for 7 days after the conference call.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of combustion systems, including emissions and operational performance, energy efficiency and overall cost-effectiveness. Our patented Duplex™ and Electrodynamic Combustion Control™ platform technologies enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, and power industries. For more information, please visit www.clearsign.com.

About MDB Capital Group

MDB Capital Group finances development stage companies that possess meaningful technology that has the potential to impact large commercial markets and benefit humanity. MDB maximizes the value of these technology companies by helping position them to be the dominant leader in their technology domain and connecting them with a base of high-quality investors. For more information, please visit www.mdb.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Three Part Advisors, LLC for ClearSign

+1 817-310-8776

mselinger@threepa.com

Media:

Brittney Garneau

Pierpont Communications for ClearSign

+1 713-627-2223

bgarneau@piercom.com